Exhibit 5.1

                             VANDERKAM & ASSOCIATES
                             1301 TRAVIS, STE. 1200
                                HOUSTON, TX 77002
                                 (713) 547-8900
                            (713) 547-8910 FACSIMILE


                                 August 3, 2006


Integrated Management Information, Inc.
601 4th Street
Platte City, MO 64079

Gentlemen:

     You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of Integrated Management Information, Inc. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), initially filed with the Securities and Exchange Commission (File No. 333-133624) by the Company on April 27, 2006 for the purpose of registering such securities under the Securities Act of 1933:

1. 17,867,515 shares of common stock, $.001 par value currently held by existing shareholders being registred by the Company (the "Registered Securities").

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Amended Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion. Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

In giving the opinions expressed above, we advise that our opinions herein are with respect to the law of the State of Colorado, including the statuatory provisions, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting those laws.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.



                                            Sincerely,
                                            VANDERKAM & ASSOCIATES



                                            /s/ Hank Vanderkam